SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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                                 COACH USA, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                74-0496471
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

                            ONE RIVERWAY, SUITE 600
                            HOUSTON, TEXAS 77056-1903
                                 (713) 888-0104
                    (Address of principal executive offices)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                          COMMON STOCK, $.01 PAR VALUE
                    (Title of each class to be so registered)

                             NEW YORK STOCK EXCHANGE
         (Name of each exchange on which each class is to be registered)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE.

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

COMMON STOCK.

      Coach USA, Inc., a Delaware corporation (the "Company" or "Registrant") is authorized to issue up to 30,000,000 shares of Common Stock, $.01 par value. Holders of shares are entitled to one vote for each share on all matters voted upon by the shareholders. There is no cumulative voting in the election of directors. The holders of Company Common Stock are not entitled to preemptive rights.

      The Company's Amended and Restated Certificate of Incorporation provides that the affirmative vote of holders of 662/3% voting power of the outstanding shares of stock of the corporation shall be required to amend, repeal or adopt any provision inconsistent with Article Five (relating to the management and control of the Company by the Board of Directors).

ITEM 2.     EXHIBITS.

      The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the exhibits required in accordance with Part II of the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          COACH USA, INC.


Date:  April 29, 1997                     By:  /s/DOUGLAS M. CERNY
                                               Douglas M. Cerny
                                               Senior Vice President and
                                               General Counsel